Exhibit 3.21

ROSS MILLER Secretary of State	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE	SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings

Certified Copy

December 3, 2013

Job Number:	C20131203-1052
Reference Number:	00004110408-98
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
C5094-1981-001	Articles of Incorporation	6 Pages/1 Copies
C5094-1981-003	Amendment	2 Pages/1 Copies
C5094-1981-005	Amendment	2 Pages/1 Copies
C5094-1981-006	Amendment	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Christine Rakow
Certificate Number: C20131203-1052
You may verify this certificate online at http://www.nvsos.gov/

Commercial Recording Division

202 N. Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708

Fax (775) 684-7138

Certificate of Amendment of Articles of Incorporation of Green Tree Agency of Nevada, Inc.

Joseph E. Huguelet, III, President, and Brian F. Corey, Secretary of Green Tree Agency of Nevada, Inc., a Nevada corporation, certify as follows:

1. The Corporation was incorporated on July 30,1981.

2. Shares of the common stock of the Corporation have been issued.

3. Pursuant to the unanimous written consent of the directors of the Corporation made on the date of this Certificate of Amendment, the directors of the Corporation adopted and approved a resolution to amend Article 1 of the Articles of Incorporation to change the name of the Corporation to Conseco Agency of Nevada, Inc.

4. On the date of this Certificate of Amendment the sole shareholder of the Corporation approved the resolution to change the Corporation’s name to Conseco Agency of Nevada, Inc.

5. Article 1 of the Articles of Incorporation is amended to read as follows:

The name of the corporation is Conseco Agency of Nevada, Inc.

6. The undersigned make this Certificate pursuant to NRS 78.390.

Dated September 27, 1999.

Joseph E. Huguelet, III, President

Brian F. Corey, Secretary

State of Minnesota	)
)ss.
County of Ramsey	)

This Certificate of Amendment of Articles of Incorporation of Green Tree Agency of Nevada, Inc. was acknowledged before me on September 27, 1999, by Joseph E. Huguelet, III, as President of Green Tree Agency of Nevada, Inc.

Notary Public

State of Minnesota	)
)ss.
County of Ramsey	)

This Certificate of Amendment of Articles of Incorporation of Green Tree Agency of Nevada, Inc. was acknowledged before me on September 27, 1999, by Brian F. Corey, as Secretary of Green Tree Agency of Nevada, Inc.

Notary Public

Certificate of Amendment of Articles of Incorporation Of Conseco Agency of Nevada, Inc.

Joseph E. Huguelet, III, President, and Brian F. Corey, Secretary of Conseco Agency of Nevada, Inc., a Nevada corporation, (the “Corporation”) certify as follows:

1.	The Corporation was incorporated on July 30, 1981.

2.	Shares of the common stock of the Corporation have been issued.

3.	Pursuant to the unanimous written consent of the directors of the Corporation made on the date of this Certificate of Amendment, the directors of the Corporation adopted and approved a resolution to amend Article 1 of the Articles of Incorporation to change the name of the Corporation to Green Tree Insurance Agency of Nevada, Inc.

4.	On the date of this Certificate of Amendment the sole shareholder of the Corporation approved the resolution to change the Corporation’s name to Green Tree Insurance Agency of Nevada, Inc.

5.	Article 1 of the Articles of Incorporation is amended to read as follows:

The name of the Corporation is Green Tree Insurance Agency of Nevada, Inc.

6.	The undersigned make this Certificate pursuant to NRS 78.390.

Date: June 6, 2003.

Joseph E. Huguelet, III, President

Brian F. Corey, Secretary

State of Minnesota	)
) ss.
County of Ramsey	)

This Certificate of Amendment of Articles of Incorporation of Conseco Agency of Nevada, Inc. was acknowledged before me on June 6, 2003, by Joseph E. Huguelet, III, as President and Brian F. Corey, as Secretary of Conseco Agency of Nevada, Inc.

Notary Public

ROSS MILLER Secretary of State	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE	SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings

Copy Request Exception List Fulfillment

Job Number:	C20131203-1052
Reference Number:	00004110408-98

Online images for the following document numbers were unavailable at the time of your request and are now being provided. We apologize for any inconvenience.

Document Number	Filing Type	Filing Date/Time	Roll and Frame Numbers	FileNET ID	Note
C5094-1981-001	Articles of Incorporation	7/30/1981		19159274	Unable to retrieve document information.
C5094-1981-003	Amendment	12/9/1981		19159236	Unable to retrieve document information.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division

202 N. Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708

Fax (775) 684-7138